As filed with the Commission on September 27, 2011.                                                                                                                                            File No. 333-172825
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
Form S-1A Registration Statement under the Securities Act of 1933

MONARCHY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	46-0525633
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number

243 Teresa St Sta Mesa, Sampaloc, Manila, Philippines
Telephone: (632) 725-3389

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of all communication, including communication sent to agent for service, should be sent to:

American Corporate Enterprises 123 W Nye Lane, Ste. 129 Carson City, NV, 89706 Telephone: (775) 884-9380 Fax: (775) 884-9383	Lawler & Associates 3550 North Central Avenue, Suite 1025 Phoenix, Arizona, 85012 Telephone: 602-633-1617 Fax: 602-633-1617
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer [   ]                                                      Accelerated filer [  ]     Non-accelerated filer [   ]     Small reporting company  [X]

Calculation of the Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (a) (b)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (c)
Common Stock	25,000,000	$0.002	$50,000	$5.80

(a)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(b)
There is no public market for the shares of common stock.  Our common stock is not traded on any national exchange and in accordance with Rule 457 the offering price was determined by the offering price for shares sold to subscribers by way of a private placement.

(c)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION:   SEPTEMBER  , 2011

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MONARCHY RESOURCES, INC.

PROSPECTUS

25,000,000 Shares of Common Stock

This prospectus relates to the offer and sale of 25,000,000 shares of our common stock (the “Offered Securities”) at a price of $0.002 per share by Guilfred Colcol Casimiro and Marc Andrew Mercado (the “Selling Security Holders”).  Messrs. Casimiro and Mercado are our executive officers, directors and only shareholders and are acting as underwriters for the Offered Securities.   The Offered Securities were sold to Messrs. Casimiro and Mercado at a price of $0.001 per share and are being re-sold by them at a fixed price of $0.002 per share.   We will not receive any of the proceeds received by Messrs. Casimiro or Mercado with respects to this Offering other than the original subscription proceeds by Messrs. Casimiro and Mercado for the Offered Securities.

Our common stock is presently not quoted or traded on any market or securities exchange.   We plan to apply to apply for quotation of our common shock on the OTC Bulletin Board.  However, there is no assurance that a public trading market for our common stock may materialize.   Even if a public trading market materializes, the Offered Securities must be sold at a fixed price of $0.002 per share as Messrs. Casimiro and Mercado are acting as an underwriter for this Offering.

The purchase of the securities offered through this prospectus involves a high degree of risk.   You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 4 through 7 before buying any shares of our common stock.

None of the proceeds from the sale of stock Messrs. Casimiro and Mercado will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.   Any representation to the contracy is a criminal offence.

The Date of This Prospectus is:   September , 2011

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this prospectus. Unless the context otherwise requires, we use the terms “Monarchy,” “company,” “we,” “us” and “our” in this prospectus to refer to Monarchy Resources, Inc.

Our Company was formed under the laws of the State of Nevada on June 16, 2010.

Our offices are located at 243 Teresa St Sta Mesa, Sampaloc, Manila, Philippines and can be reached at (632) 724-3389.

We are a start-up, pre-exploration mining company formed to explore mineral properties for gold.  We have purchased a 100% interest in an 8 unit claim block named La Carlota Gold Claim (“La Carlota”) containing 97.3 hectares that is recorded with the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of the Philippines.  The claim was staked by the Company and recorded with the Mineral Resource Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of the Philippines and the Company incurred $5,000 to obtain title to La Carlota.   However, we do not currently have the necessary funds to undergo exploration of this property and will need to raise capital in order to do so.  If we cannot, we may have to go out of business. Our directors have advanced $14,000 to undertake the first part of our exploration program. The proposed two phase exploration plan will cost approximately $41,090.  There has been no production to date. There are no full-time employees and management is able to spend only a small amount of time with respect to these affairs. We have no other assets.

Near the end of June 2010, we hired a mining consultant, Angelo Ventura, to study and propose exploration plans for La Carlota.  The proposal can be found further into the prospectus under, “Mineral Claims” on page 12.

From our inception June 16, 2010 through September 15, 2011, we raised $30,000 in capital in private placements by issuing 30,000,000 shares of common stock at the price of $0.001 per share to our two directors.  Subsequent to September 15, 2011 we have raised no further funds other than the proposed advances from our directors mentioned above..

We have no subsidiaries.

This prospectus relates to the resale of 25,000,000 shares of our common stock, par value of $0.001, by our two shareholders who beneficially own shares of our common stock (the “Selling Security Holders”).  We are not selling any shares of the Company’s common stock in this offering and therefore we will not receive any proceeds from this offering.

The shares will be sold at the fixed price of $0.002.

The shares of our common stock are not currently traded on the Pink Sheets nor on the OTC Bulletin Board (the “OTCBB”), however, the Company plans to register its stock for issuance on the OTCBB.  Once this prospectus become effective the stock will be offered for sale by the selling stockholders at a price of $0.002 per shares.

Details of our offering by our Selling Security Holders are as follows:

Common Stock Outstanding Prior to the Offering	30,000,000 shares
Common Stock to be Outstanding Following the Offering	30,000,000 shares
Common Stock Offered	25,000,000 shares
Offering Price	$0.002 per share
Aggregate Offering Price	$50,000
Selling Security Holders	Two (2)
Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holders.
Underwriters	The Selling Security Holders are underwriters, within the meaning of Section 2(a)(11) of the Securities Act.
Plan of Distribution	The Selling Security Holders named in the Prospectus are making this offering at a fixed price of $0.002 per share.
Lack of Liquidity [No Public Market]
Our common stock is not currently quoted or traded on any securities exchange or automated quotation system.  No application for such has yet been made.  Thus, no assurance can be given that there will ever be an established public trading market for our common stock.

Proceeds to the Selling Security Holders do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $13,253.  We will pay these expenses.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you invest in our common stock, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. The following discussion provides information concerning the material risks and uncertainties that we have identified and believe may adversely affect our business, financial condition and results of operations. Before you decide whether to invest in our common stock, you should carefully consider these risks and uncertainties, together with all of the other information included in this prospectus.

Risks Associated with our Company and our Industry

We are governed by only two people, Guilfred Casimiro and Marc Mercado, which may lead to faulty corporate governance.

We have two directors and two executive officers who make all the decisions regarding corporate governance.  This includes their (executive) compensation, accounting overview, related party transactions and so on.  They will also have full control over matters that require Board of Directors approval. This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors’ approval.  This may lead to ineffective disclosure and accounting controls.  None compliance with laws and regulations may result in fines and penalties.  They would have the ability to take any action as they themselves review them and approve them.  They would exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

Our directors and executive officers own a substantial amount of common stock and do have substantial influence over our operations denying an investor an effective voice.

Before this offering, our director, Guilfred Casimiro, has control of our company with 67% of the outstanding common shares; being 20,000,000 shares.  Marc Andrew Mercado has 33% or 10,000,000 shares out of the 30,000,000 outstanding shares.  Should the entire offering be sold, they will still own 17% of the outstanding shares.  If less than all the shares are sold, they will have more than 17%.  This means that investors cannot buy an effective voice in the company unless they act as a single group.

Our directors and officers are not residents of the United States making the enforcement of liabilities against them difficult.

Our directors and executive officers reside outside the United States in the Republic of the Philippines.  If a shareholder had a desire to sue them for damages, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgement is entered against our directors in the United States, the shareholder would then have to locate the assets of our directors, and register the judgement in the Philippines where the assets are located.

Our executive officers have other business interests which may limit the amount of time they can devote to our Company and create conflicts of interest.

Our executive officers have other business interests in that Guilfred Casimiro, our President, works as a professional geologist for an exploration company in the Philippines and Marc Mercado is a senior analyst for a bank operating in the Philippines, meaning they are unable to work full time for our Company.  This might eventually led to business failure.  They plan to devote only 10 hours per month at this time to our affairs which may lead to sporadic exploration activities and periodic interruptions of business operations.  Unforeseen events may cause this amount of time to become even less.  Our officers may also have conflicts of interest as a result of their relationships with the companies they currently work for.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the mining industry to recruit and retain competent employees.  If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We are recently incorporated, have a lack an operating history and have yet to make any revenues.  If we cannot generate any profits, you may lose your entire investment.

We are a recently incorporated company and have yet to generate any revenues. No profits have been made to date and if we fail to make any then we may fail as a business and an investment in our common stock will be worth nothing.  We have no operating history and thus no way for you to measure progress or potential future success.  Success has yet to be proved. Currently, there are no operations in place to produce revenue.  We are pre-exploration and have yet to find or produce sellable product. Financial losses should be expected to continue in the near future and at least until such time that we enter the production stage.  As a new business we face all the risks of a ‘start-up’ venture including unforeseen costs, expenses, problems, and management limitations and difficulties.  Since inception, we have a loss of $6,854. There is no guarantee, unfortunately, that we may ever be able to turn a profit or locate additional opportunities, hire additional management and other personnel.

We need to acquire additional financing or our company will fail.

We must obtain additional capital or our business will fail. In order to explore the claim and eventually establish operations, we must secure more funds. Currently, we have very limited resources and have already accumulated a net loss. Without operations, we will make no money which may result in complete loss of your investment.  Financing is also needed to bring product to market.  Financing may be subject to numerous factors including investor sentiment, acceptance of mining claims and so on.  We currently have no arrangements for additional financing.  We may also have to borrow large sums of money that require substantial capital and interest payments. We must perform mineral explorations on La Carlota Gold Claim to determine if any ore reserves are present.

The probability of a mineral claim having profitable reserves is very rare and our claim, even with large investments, may never generate a profit.

We are dependent upon our mining property for success.  All anticipated future revenues would come directly from La Carlota.  Should we fail to extract and sell gold from this property, our business will fail.  Mineral deposit estimates are imprecise and subject to error, and resource calculations when made may prove unreliable.  Assumptions made regarding the supporting data may prove inaccurate and unforeseen events may lead to further inaccuracies.  Sample variability, mining and processing adjustments, environmental changes, metal price fluctuations, and law and regulation changes are all factors that could lead to deviances from the original estimations. No assurances can be given that any mineral deposit estimate will ever be reclassified as a reserve.  We have no known ore reserves.  Despite future investment in exploration activities, there is no guarantee we will locate a commercially viable ore reserve.  Most exploration projects do no result in discovery of commercially mineable deposits. With little capital available, we will have to limit our exploration which decreases the chances of finding a commercially viable ore body. Even if gold is identified, La Carlota may not be put into production due to high extraction costs, low gold prices, or inadequate amount and reduced recovery rates.  If the exploration activities do not suggest a commercially successful prospect then we may altogether abandon plans to develop the property.

The exploration and prospecting of minerals is speculative and extremely competitive which may make success difficult.

 We face strong competition from other mining companies for the acquisition of new properties.  New properties increase the probability of discovering a profitable reserve.  Most companies have greater financial and managerial resources than we do and can acquire and explore attractive new mining properties.  We will face similar difficulties raising new capital to expand operations against the larger, better capitalized competitors. Limited supply and unforeseen demand from larger, more competitive companies may make secure all necessary equipment and materials difficult and may result in periodic interruptions or even business failure. Success depends on a combination of many factors including but not limited to: the quality of management, technical (geological) expertise, quality of land available for exploration and the capital available for exploration.

International operations in the Philippines are subject to inherent risks.

Political instability, uncertainty of the economic climate, currency fluctuations, exchange controls and taxation laws may be significant in our business dealing in the Philippines. Access to all of the equipment, supplies and materials necessary to begin exploration may not be available and may delay our exploration activities in the Philippines.  We have not yet attempted to locate or negotiate with any suppliers of products, equipment or materials but plan to do so when exploration begins.  Exchange rate changes between the Philippine currency and the U.S. Dollar may also adversely affect our successful operations.

Our future operations may be adversely affected by future governmental and environmental regulations and permitting.

Environmental regulations may negatively affect the progression of operations and these regulations may become stricter in the future. In the Philippines, all mining is regulated by Federal and Provincial level government agencies. Obtaining licenses and permits from these agencies as well as an environmental impact study for each mining property must be completed before starting mining activities. These are expensive and affect the timing of operations.  Pollution can be anticipated with mining activities.  If we are unable to comply with current or future regulations, this may expose us to fines, penalties and litigation that could cause our business to fail.

We are vulnerable to the change of the world gold supply, demand and prices.

Gold prices change on a world market beyond our control.  A drop in price would adversely affect our ability to generate a profit.  All our revenues would be derived from the sale of gold and possibly other precious metals.  Changes in the price of gold thus may affect profitability and impede us from being able to afford to continue operations.  Gold prices historically have fluctuated widely; price tends to be linked to a number of factors beyond our control such as: various macroeconomic factors (terrorism, political and regional events that may include such, confidence in the global monetary system, rate of inflation expectations, interest rates, US dollar and certain other currency strength); speculative or hedging activities; forward sales by producers, speculators and other holders; central bank lending; sales and purchases of gold; industrial and jewellery demand; and the current supply and demand.  These things are impossible for us to predict.  Per ounce, gold has been $384 (1995), $279 (2000), $420 (2005), $1,120 (2010), $1,834 (2011) London PM Fix Price for instance. This volatility may favour operations now but should the price drop unexpectedly some or all exploration activities may become economically unfeasible in the future.

We are subject to inherent mining hazards and risks that may result in future financial obligations.

Risks and hazards associated with the mining industry may adversely affect our operations such as, but not limited to,: political and country risks, industrial accidents, labor disputes, inability to retain necessary personnel or equipment, environmental hazards, unexpected geologic formations, cave-ins, landslides, flooding and monsoons, fires, explosions, power outages, processing problems.  Personal injury and death could result as well as property damage, delays in mining, environmental damage, legal liability and monetary loss.  We may not be able to obtain insurance to cover these risks at economically reasonable premiums.  We do not carry any sort of insurance and may have difficulties obtaining such once operations start as insurance is generally sparse and cost prohibitive.

Risks related to this offering and our stock

We may not be able to raise additional capital through future offers of our shares but in doing so will dilute the shares presently issued and outstanding.

Raising additional capital through future offerings of common stock may be necessary for our company to continue going, but there is no guarantee that this will be possible.  Doing so will, however, dilute percentage of our Company’s shares presently held by our shareholders. Financing may be achieved by issuing more shares which will increase the number of common shares outstanding.  This will decrease the percentage interest held by each of our shareholders.  As the total number of outstanding common shares increases, the equity attached to any individual share will decrease causing a dilution of shareholders’ ownership over the company.  With little other access to funds currently, we may have to rely on this method substantially to raise additional capital.

There is no market for our common stock meaning that you may not be able to resell your shares.

Our common stock currently has no market limiting our future shareholders’ ability to resell their shares or use them as collateral. Thus, a shareholder must sell their shares privately which may prove very difficult.  The shares are not currently listed on any exchange or quotation system.  Private sales are more difficult and often give lower than anticipated prices.

Should a public market develop for our stock, future sales of shares may negatively affect their market price.

Even if a market develops, the shares may be sparsely traded and have wide share price fluctuations.  If we succeed in receiving a quotation, the liquidity of the stock may be low despite there being a market making it difficult to get a return on the investment.  In addition the price also depends on potential investor’s feelings regarding the results of our operations, the competition of other companies’ shares, mineral prices, our ability to generate future revenues, and market perception about future mineral exploration.

Because our stock is a “penny stock”, trading of it may be restricted and limit a shareholder’s ability to buy and sell shares.

As our stock is a penny stock, there are restrictions imposed by the United States Securities and Exchange Commission’s (“SEC”) penny stock regulations and the FINRA’s sales practice requirements.  This might limit a shareholder’s ability to buy and sell their shares as broker-dealers may be less likely to engage in transactions of our common shares.  A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our common stock is expected to trade well below that mark.  Rules 15g-1 through 15g-9 under the Exchange Act impose sale practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock” – page 35.

We have not paid nor anticipate paying cash dividends on our common stock.

Cash dividends are not currently paid on our common stock shares nor are they expected to be paid in the near future.  We intend to retain our cash for the continued development of our business.  Thus, you will not be able to derive any dividend income and your return on investment will solely be based on your ability to sell your shares in a secondary market.

FORWARD-LOOKING STATEMENTS

This prospectus, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “might,” “objective,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our initial attempt at exploring a mineral claim which might not have any reserves thereon;

●	our ability to successfully identify any future mineral properties of merit;

●	our ability to attract personnel who have experience in the mining industry;

●	our ability to complete in the mining industry with both big and small mining companies;

●	our ability to raise additional capital to finance our exploration programs; and

●	our ability to manage our future growth.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. These statements reflect our current views with respect to future events and are based on assumptions and subject to risk and uncertainties. Moreover, we operate in a very competitive and rapidly-changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement on Form S-1, of which this prospectus is a part, that we have filed with the SEC with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect – refer to page 57. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

This prospectus relates to our common stock shares that will be offered on a continuous basis by our Selling Security Holders beginning immediately after the registration statement’s effective date, which is included in this prospectus, and may continue for a period in excess of ninety (90) days from this effective date.  We are completing this registration statement to allow the Selling Security Holders to sell their shares.  We, the issuer, will not acquire any proceeds from the common stock sale by the Selling Security Holders in this offering.  We will pay all expenses of this offering estimated at $13,253 as detailed below:

	Estimated expenses	Amount

●	Accounting and audit	$ 4,050
●	Consulting fees – preparation of registration statement	5,000
●	Filing fees with the SEC – estimated	3
●	Legal	2,500
●	Miscellaneous – printing and courier	200
●	Transfer agent’s fees	1,500
●
●	Estimated total	$ 13,253

SELECTED FINANCIAL DATA

 The following selected financial data should be read together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The selected financial data in this section is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indicative of our future results and our interim results are not necessarily indicative of the results that should be expected for the full fiscal year.

	Nine months ended July 31, 2011	From inception, June 16, 2010, to October 31, 2010
Statement of Expense Information:

Revenue	$ -	$ -
Net Losses	(22,863)	(6,014)
Total Operating Expenses	(22,863)	6,014
Impairment of mineral claim acquisition cost	-	5,000
General and administrative	(22,863)	1,014

	As of July 31, 2011	As of October 31, 2010
Balance Sheet Information:

Cash	$ 17,211	$ 23,986
Total Assets	17,211	23,986
Total Liabilities	(16,088)	-
Stockholders’ Equity	1,123	23,986

DETERMINATION OF OFFERING PRICE

The offering price can be considered arbitrary as it bears no relationship to Monarchy’s earnings, assets, book value or any other recognized criteria of value.  It should not be associated with the actual value of Monarchy as it was not based on this.  It should also not be considered an indicator of the future market price of the shares.  Currently there is no established public market for the common stock being registered.  The factors used to generate the offering price were the general condition of the stock markets, Monarchy’s financial condition, and Monarchy’s lack of operating history.

Our Selling Security Holders may offer and sell their common stock at such times and in such manner that they want.  The shares may be sold in negotiated transactions which may involve brokers or dealers. Our Selling Security Holders will sell their shares at a fixed price of $0.002 per share.  We will pay all expenses of our Selling Security Holders, except for any broker-dealer or underwriter commissions which will be paid by our Selling Security Holders.  At this time, our Selling Security Holders have not entered into any agreements, arrangements or understandings with any broker-dealers or underwriters.

DILUTION

The shares being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact to our existing shareholders.

SELLING SECURITY HOLDERS

The following table presents information regarding our Selling Security Holders. A description of our relationship to the Selling Security Holders and how the Selling Security Holders acquired their shares to be sold in this offering is detailed in the information immediately following this table.

Shareholder	Shares before Offering (i)	Shares Offered	Shares after Offering (ii)	Percentage Before	Percentage After

G.C. Casimiro	20,000,000	17,000,000	3,000,000	67	10

M.A. Mercado	10,000,000	8,000,000	2,000,000	33	7

Total	30,000,000	25,000,000	5,000,000	100	17

Notes:
(i)	Shares issued to Guilfred Casimiro and Marc Mercado were upon payment of $0.001 under a private placement.
(ii)
The ownership is based on 30,000,000 shares of our common stock outstanding as of the date of this prospectus.  These shares are beneficial owned by the Selling Security Holders mentioned above and beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Note that affiliates are subject to Rule 144 and Insider trading regulation – percentage computation for form purposes only.

There is no relationship between the Selling Security Holders other than they serve on the Board of Directors of Monarchy.  Both our two shareholders acquired their shares in a private placement with the Company.   The number of shares they both acquired totaled 30,000,000 common shares at a price of $0.001 per share for a total consideration of $30,000.   All the shares issued to the Selling Security Holders are restricted under the applicable federal and state security laws and are being registered to give them the opportunity to sell 25,000,000 their shares.  The Company believes the above noted shareholders are the beneficial owners of all of their shares and hence have sole voting, investment power and rights over their shares.   Once the registration statement becomes effective the Selling Security Holders may offer all or part of their shares from time to time but are under no obligation to immediately sell their shares.   Monarchy cannot guarantee that any of the 25,000,000 shares being offered hereunder will be sold after the registration statement is effective.

PLAN OF DISTRIBUTION

 The shares being offered for sale by the Selling Security Holders will be sold at a fixed price of $0.002 per share until amendments are made to this prospectus.

Our shares are not currently listed on the OTCBB or any other quotation system.

Our Selling Security Holders are underwriters within the meaning of Section 2(a)(11) of the Securities Act.  Any broker-dealers or agents that participate in the sale of common stock or interest therein may also be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.  The broker-dealers may receive a commission or discount from the Selling Security Holders, if any of the broker-dealer act as an agent of the purchase of said shares, from the purchaser in the amount to be negotiated price per share.  In other words, the broker-dealers may agree with the Selling Security Holders to sell a specific number of shares of common stock at a stipulated price per share.

The Selling Security Holders may use any one or more of the following methods when selling their shares:

●	using a broker-dealer in the usually broker-dealer transaction whereby the broker-dealer identifies and solicits potential investors;

●	doing a private transaction between the Selling Security Holder and a potential investor;

●	using a broker-dealer to purchase the shares offering in block and the broker-dealer reselling them as principal;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	to cover short sales made after the date this registration statement is declared effective by the SEC

●	the Selling Security Holder agrees with the broker-dealer to sell a specific number of his or their shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Also our Selling Security Holders may sell their shares under Rule 144 under the Securities Act, if applicable, rather than under this prospectus.  In addition, our Selling Security Holders will be responsible for complying with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable of such Selling Security Holders in connection with resale of their respective share pursuant to this prospectus.  Our Selling Security Holders are aware that while they are engaged in a distribution of their shares as outlined in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  Regulation M precludes the Selling Security Holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

DESCRIPTION OF SHARES TO BE REGISTERED

Our Articles of Incorporation allows for only common shares to be issued by Monarchy and the authorized share capital is 300,000,000 common shares with a par value of $0.001 per share.   At this time the issued and outstanding share capital is 30,000,000 of which 25,000,000 common shares are being registered under this prospectus.

Common Shares

All our outstanding common shares are fully paid and non-assessable.  Our shareholders are entitled to one vote for each share owned on any and all matters brought forth at a shareholders’ meeting.   There are no cumulative voting right which means that the shareholder or shareholders owning 50% of the issued and outstanding shares in our capital stock can elect the entire Board of Directors.   Therefore any shareholder or shareholders, cumulatively, with less than 50% cannot elect any directors to the Board of Directors.

Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 8 of our Bylaws, at least one percent of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of stockholders in order to constitute a valid quorum for the transaction of business.  Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favour of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors are elected by a plurality of the votes of the shares present at the meeting and entitled to vote.

Certain fundamental corporate changes such as the liquidation of all our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock do not have any pre-emption rights to purchase shares in any future issuances of our common stock or any other securities and there are no sinking fund provisions.

The holders of our common stock are entitled to received dividends on a pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose.  Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the normal course of business; or

(b)
except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends on our common stock.

We do not have any terms of conversion relating to our common stock.

There are no pre-emptive or other subscription rights attached to our shares.  In the event our Board of Directors decide to dissolve Monarchy our shareholders will be able to share in proportion to their holding in our company the liquidation value of our assets less any liabilities we have incurred and which are outstanding.

BUSINESS

Our principal office is located at 243 C. Teresa Street, Sta. Mesa, Sampaloc, Manila, Philippines and our telephone number is (632) 724-3389.

We were incorporated in the State of Nevada on June 16, 2010 under the name “Monarchy Resources, Inc.  Our President, Guilfred Casimiro, and Chief Financial Officer, Marc Mercado, incorporated the Company in order to seek out and acquire a mineral property in the Philippines.  With strong gold prices at the present time they were interested in acquiring a property whereby gold might be discovered on it in sufficient quantities to warrant a production decision being made in the future.

Prior to incorporation on June 16, 2010, we entered into an assignment agreement with Rodelio Mining Ltd., an unrelated third party company, to acquire La Carlota for the sum of $5,000.  At the time of entering into the assignment agreement, our President, Guilfred Casimiro, believed that the Company had already been incorporated on the laws of the State of Nevada.  As a result, the assignment agreement constitutes a “pre-incorporation contract” and was subsequently ratified, including all other prior acts and actions, by our board of directors.

Subsequent to incorporation, our two directors and officers purchased “seed stock” in the Company and engaged a consulting geologist, Angela Ventura, to prepare a geological report on the La Carlota Property.  Mr. Ventura’s geological report dated June 28, 2010 recommends a two phase program which is set out in detail in the section below titled “Mineral Claims”.  We do not have an ore body on La Carlota and the chances of us ever having an ore body are remote.

Our company is considered a pre-exploration company since it has not yet undertaken sufficient exploration work on our mineral claim, La Carlota, to be classified as an exploration company.  Our only mineral claim, La Carlota, is located in the Philippines.   We are hopeful that our future exploration programs will identify mineralization on our claim which eventually can be put into commercial production.  It must be borne in mind that very few mineral claims explored are ever able to go into commercial production.   This might be the case with La Carlota.   Nevertheless, we would like to be able to generate revenue from La Carlota by selling the mineral we locate on the claim.

MINERAL CLAIMS

We have a single mineral claim, La Carlota, located in the Republic of the Philippines. The title indicates that the Company owns the property outright.

Mineral rights in the Philippines are obtained by direct purchase from another land owner of a mining parcel.   The Department of Energy and Natural Resources also sells parcels of land for mining purposes.

The type of license obtained by the Company is legally known as an Exploration Permit (“EP”)

La Carlota Gold Claim can be identified in the Philippines by the following information:

Property Name:	La Carlota Gold Mine

Certificate Number:                                              PCLC1028858
Title Number:	CA188042

Registration Received:	June 11, 2010; Entered on June 14, 2010

Title Granted On:	June 30, 2010

Parcel Indentifier:	058-735-651

8 Unit Claim Block:	97.3 Hectares

Our mining geologist, Angelo Ventura, recommended a two phase exploration program of this property but as of the date of this prospectus no work has been undertaken on the La Carlota.

The following glossary of technical terms is furnished herein to assist in the understanding the various geological terms used in Angelo Ventura’s report and elsewhere in this prospectus.

Amphilbolite	A crystallized rock containing silica and basically little or no quartz.

Andesite	A dare-colored, fine-grained extrusive rock that is comprised mainly of quartz and some feldspar.

Anorthosite	A plutonic rock composed almost entirely of plagioclase, which is comprised of sodium and calcium feldspar.

Aplite	A light-colored igneous rock characterized by fine-grained saccharodial, which is comprised of quartz, Potassium feldspar and some acid plagioclase.

Argillite	A rock derived either from siltstone, claystone or share, that has undergone a somewhat higher degree of induration than is present in those rocks. It lacks the cleavage distinctions of slate.

Assays	An analysis to determine the quantity of one or more elemental components contained within a sample.

Auriferous	Refers to a substance that contains gold, esp. gold-bearing mineral deposits.

Basalt	A general term for dark-colored mafic igneous rocks and is equivalent to gabbro.

Bauxite
An off-white, grayish, brown, yellow, or reddish brown rock composed of aluminium oxides and often occurs as weathered surface deposits after prolonged leaching of silica the rocks in a tropical or subtropical area.

Caldera
A large, basin-shaped volcanic depression, more of less circular, the diameter of which is many times greater than that of the included vent or vents, no matter what the steepness of the walls or form of the floor may be.

Chanrockites	A rock containing granite but composed mainly of quartz.

Chert	A hard, dense and fine grained sedimentary rock consisting of interlocking crystals of quartz less that 30 um in diameter.

Claim	A mining right obtained from the government which comprises a land mass.

Clinopyrozene	A group name for monoclinic pyroxenes which contain magnesium and iron.

Cretacious Age	Applied to the third and final period of Mesozonic Era, approximately 100 million year ago wherein this period extensive marine chalk beds were deposited on the Earth’s surface.

Crystalline	Made of crystal. Resembling a crystal; clear, transparent and pure.

Dolerite	A basaltic type rock comprised mainly of fine grains.

Dynamothermal
A rock formed under direct pressure and shearing as well as a wide range of confining pressures and temperatures.  It is related both geographically and genetically to large orogenic belts and hence is regional in nature.

Extrusive	Said of igneous rocks that have been erupted onto the surface of the Earth. Examples are lava flows and volcanic ash.

Fault	A fracture in a rock across which there has been a displacement.

Feldspar	Any of a group of crystalline minerals, aluminium silicates with either potassium, sodium, calcium or barium and an essential constituent of nearly all crystalline rocks.

Gabbro	Any of a family of granular igneous rocks especially of plagioclase which is a mineral with accessory to iron ore.

Gneiss	A layered rock altered by heat or pressure after disposition.

Grade
A concentration  of an ore metal in a rock sample, given either as weight per cent for base metals (eg. copper, zinc) or in grams per tonne or ounces per short ton for precious or platinum group metals.

Granodiorite	A course grained rock composed of quarts and feldspar with other minerals associated with it.

Gypsum	Composed of hydrous calcium sulphate and is used for making plaster of Paris.

Hornfels	A fine-grained rock composed of a mosaic of equidimensional metamorphism.

Igneous	A rock resulting from the action of heat within the earth, usually accompanied by fusion which is formed by the solidification of a molten magma.

Intrusions	The forcible entry of molten rock or magma into or between other rock formations.

Laterite	A residual product of rock decay, red in color and having a high content in the oxides of iron and hydroxide of aluminium.

Leptynite	A fissile variety of hornfels containing mica, quartz and feldspar with or without accessories such as andalusite and cordierite.

Lignite	A noncaking, usually brownish-black, variety of coal intermediate between peat and bituminous coal, esp. one in which the texture of the original wood is distinct.

Limestone	A bedded sedimentary deposit consisting chiefly of calcium carbonate.

Lode	Strictly a mineral deposit that fills a fissure in the native rock. Any ore deposit occurring in its natural or original position within definite boundaries, separating it from adjoining rocks.

Magnetite	An iron oxide and important ore, sometimes possessing polarity, being then called loadstone.

Metamorphic	Involving physical transformation or change in the composition of the rock often from weathering and cementation.

Metasediment	A sediment or sedimentary rock that shows evidence of having been subjected to metamorphism.

Mica	Any of a group of mineral silicates crystallizing in monoclinic forms that readily separates into very thin leaves. Is an excellent electrical and thermal insulator.

Mineralization	Potentially economic concentration of commercial metals occurring in nature.

Mineral Reserve
Mineral Reserves are sub-divided in order of increasing confidence into Probable Mineral Reserves and Proven Mineral Reserves.  A Probable Mineral Reserve has a lower level of confidence than a Proven Mineral Reserve.

A Mineral Reserve is the economically mineable part of a Measured or Indicated Mineral Reserve demonstrated by at least a Preliminary Feasibility Study.   This Study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.   A Mineral Reserve includes diluting materials and allowance for losses that may occur when the material is mined.

A “Probable Mineral Reserve” is the economically mineable part of an Indicated and, in some circumstances, a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility Study.   This Study must include adequate information on mining, processing, metallurgical, economic and other relevant facts that demonstrate, at the time of reporting, that economic extraction is justified.

A “Proven Mineral Reserve” is the economically mineable part of a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility Study.   This Study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Monzonite	A granular igneous rock composed of augite, plagioclase and orthoclase in about equal quantities together with a little biotite.

Ore	The naturally occurring mineral from which a mineral or minerals of economic value can be extracted.

Paragniesses	A characteristic associated or occurrence of minerals or mineral assemblages in ore deposit, connoting contemporaneous formations.

Pegmatite	A course variety of granite occurring in dikes or veins; also, the same formation in other rocks; as , syenite.

Pyrite	An iron sulphide mineral often called “Fool’s Gold”.

Pyrrhotite	A monoclinic and hexagonal mineral often deficit in iron with a bronze yellow with iridescent tarnish and in some cases it is a source of nickel.

Quartz	A form of silica occurring in hexagonal crystals or in crystalline masses. It is the most common of all solid minerals and may be colorless and transparent, or in some cases colored.

Quartzite	A compact granular rock composed of quartz. It is a metamorphosed sandstone.

Schist	Any metamorphic crystalline rock having a foliated structure and readily split into slabs or sheets.

Shear	An area where rocks have moved in earthquake related type of activity and broken up the rock.

Telluride	A binary compound of tellurium, a non-metallic element analogous of sulphur and selenium , and is usually combined with other metals.

Tonalite	A rock comprising quartz, feldspar, amphiboles and pyroxenes.

Wollastonite	A native calcium silicate, a monoclinic mineral of varying color, usually in cleavable masses.

For ease of reference, the following conversion factors are provided:

Metric Unit	U.S. Measure	U.S. Measure	Metric Unit

1 hectare	2.471 acres	1 acre	0.4047 hectares
1 metre	3.2881 feet	1 foot	0.3048 metres
1 kilometre	0.621 miles	1 mile	1.609 kilometres
1 gram	0.032 troy oz.	1 troy ounce	31.1 grams

Summary of La Carlota and Recommendations by Angelo Ventura

In 2010, the Company acquired a 100% interest in the La Carlota that was staked to cover gold zones.  The Carlota is located 6 miles northeast of Maao, 9.5 miles northwest of Bago which is basically the closest city to the Carlota.

Exploration work previously done on the La Carlota had indicated there are some favourable areas worthy of further exploration work.   Nevertheless, the Company feels that only through an extensive exploration work as set forth by Angelo Ventura, Professional Geologist, it might have a chance to identify an ore body.   The question remains as to whether the grade and tonnage is sufficient to warrant a production decision in the future.

Disclaimer

In order to write his report, Angelo Ventura, had to rely upon historical and current geological reports of the area, comprising annual reports, papers, geological survey maps and assessment reports, mainly obtained from The Mineral Resources Department of the Ministry of Energy and The Mineral Resources of the Government of the Republic of the Philippines.  Between June 23 and 25, 2010, Angelo Ventura visited the La Carlota for the purpose of evaluating the exploration potential of the claim.

Surrounding Area in the Philippines

Most of the Philippines is made up of deposits of shell and eroded sand which is basically limestone.   Over the centuries, the limestone was pushed upwards which today results in one being able to find sea shells in many of the mountains within the country.  The Philippines are characterized by steep mountains which are not covered by forests of any degree.   Due to the lack of forest cover, rain falling on the mountains can easily washed into the sea below thereby causing erosion.   The central part of the Philippines contain vase areas of copper, gold and coal reserves which in many situation are currently being mined.

Monarchy Resources, Inc. is preparing to conduct preliminary exploration work on La Carlota. The Company will commence exploration work on the La Carlota during the month of November 2011.

PHILIPPINES
Regions and Provinces
BATANES
20°N
20°N
CORDILLERA ADMINISTRATIVE REGION
ILOCOS NORTE
APAYAO
CAGAYAN
CAGAYAN VALLEY
ILOCOS REGION
ABRA
KALINGA
ILOCOS SUR
MT. PROVINCE
ISABELA
IFUGAO
LA UNION
BENGUET
NUEVA VIZCAYA
QUIRINO
Philippine Sea
PANGASINAN
TARLAC
NUEVA ECIJA
AURORA
ZAMBALES
CALABARZON
PAMPANGA
BULACAN
15°N
15°N
CENTRAL LUZON
BATAAN
RIZAL
CAVITE
LAGUNA
CAMARINES NORTE
QUEZON
NATIONAL CAPITAL REGION
BATANGAS
CATANDUANES
CAMARINES SUR
South China Sea
MARINDUQUE
ALBAY
BICOL REGION
OCCIDENTAL MINDORO
ORIENTAL MINDORO
SORSOGON
NORTHERN SAMAR
MIMAROPA
ROMBLON
MASBATE
SAMAR
N
AKLAN
EASTERN SAMAR
CAPIZ
BILIRAN
LEYTE
EASTERN VISAYAS
W
E
ANTIQUE
ILOILO
PALAWAN
WESTERN VISAYAS
CEBU
SOUTHERN LEYTE
SURIGAO DEL NORTE
GUIMARAS
10°N
10°N
LA CARLOTA
NEGROS OCCIDENTAL
BOHOL
S
NEGROS ORIENTAL
NORTHERN MINDANAO
CARAGA
AGUSAN DEL NORTE
CENTRAL VISAYAS
SIQUIJOR
CAMIGUIN
MISAMIS OCCIDENTAL
MISAMIS ORIENTAL
SURIGAO DEL SUR
ZAMBOANGA DEL NORTE
AGUSAN DEL SUR
LANAO DEL NORTE
Sulu Sea
BUKIDNON
ZAMBOANGA PENINSULA
ZAMBOANGA SIBUGAY
LANAO DEL SUR
DAVAO
COMPOSTELA VALLEY
ZAMBOANGA DEL SUR
MAGUINDANAO
COTABATO
DAVAO ORIENTAL
BASILAN
SULTAN KUDARAT
SOUTH COTABATO
DAVAO REGION
SULU
AUTONOMOUS REGION IN MUSLIM MINDANAO
SARANGANI
DAVAO DEL SUR
MALAYSIA
SOCCSKSARGEN
5°N
TAWI-TAWI
5°N

Since Phase 1 will not commence until November 2011, there has been no preliminary exploration work on the La Carlota.   In early November 2011, we plan to engage a firm specializing in air photo prior to the geologist conducting geological mapping of La Carlota.  No firm has yet been identified to undertake this form of exploration work.   In addition, no decision has been made as to exactly what geophysical survey technique will be used.   The directors will have to decide, upon the recommendation of the geologist, as to whether reflection seismology, magnetotellurics, transient electromagnetic (EM) or remote sensing will be used.   All of these methods are practical applications used to measure the physical properties of rocks, and in particular, to detect the measurable physical differences between rocks that contain ore deposits and those without.

Property Location and Description

La Carlota claim project consists of one unpatented mineral claim, located 30 kilometres northwest of the city of La Carlota at UTM co-ordinates Latitude 17  25’00”N and Longitude 121 26’00”E.  The mineral claim was assigned to Monarchy Resources, Inc. by Rodelio Mining Ltd. (an unrelated company) and the said assignment was filed with the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of the Philippines.

There are no known environmental concerns or parks designated for any area contained within the claims.  The property has no encumbrances.  As advanced exploration proceeds there may be bonding requirements for reclamation.

Monarchy Resources, Inc. has purchased a 100% interest in La Carlota.

Our executive officers have been to the La Carlota mineral claim.  They were involved in every phase of the purchase of the claim.  The decision to purchase the claim was based on the recommendation of the Company’s consulting geologist and the positive mining history of the area.

Mr. Ventura recommended La Carlota mineral claim to the directors and based upon his recommendation the mineral rights to La Carlota were acquired. There is no relationship between Rodelio Mining Ltd., Mr. Ventura and the Company.   The directors selected Mr. Ventura to prepare the geological report.  Management plans to retain Mr. Ventura to conduct geological consulting work for Phase 1 of our exploration program in November 2011.

There is no agreement between the Company and Mr. Ventura either verbally or in writing.

Royalty Obligations

None.

Accessibility, Climate, Local Resources, Infrastructure, and Topography

La Carlota claim is accessible from city of La Carlota by travelling on the country’s only highway system which consists of, for the most part, one lane in each direction and by taking an all weather gravel road.  The city of La Carlota lies in a non-active seismic area.  The city was formed in the so-called Carbon period, some 350 million years ago.  During this period, large shallow marshes were formed with abundant vegetation.  The rotting plants and trees in these marshes turned into peat and later into coal.  The city still has large coal reserves, which is the basis for the city’s current coal mining industry.

The Philippines is situated between 5 and 22 degrees North Latitude.  This means the country falls within the so-called tropical climate zone, a zone characterized by high temperatures the whole year round, relatively high rainfall and lush vegetation.  Rainfall on the city can occur in every month, but the wettest months are October, November and December.  Annual rainfall is approximately 1.5 metres.  Due to the steep, deforested mountains, around 60 percent of the rainwater runs quickly to the sea.  The remaining 40 percent partly evaporates and partly seeps through to the island’s underground water aquifer.

La Carlota’s area has an experienced work force and will provide all the necessary services needed for an exploration and development operation, including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items.  Drilling companies and assay facilities are present in the city of La Carlota.

ILO
NEGROS
OCCIDENTAL
GUIMARAS
LA CARLOTA
Gulf
Tañon Strait
CEBU
N
S
NEGROS
ORIENTAL
bu Strait

Geological setting

Regional Geology of the Area

The hilly terrains and the middle level plain contain crystalline hard rocks such as charnockites, granite gneiss, khondalites, leptynites, metamorphic gneisses with detached occurrences of crystalline limestone, iron ore, quartzo-feldspathic veins and basic intrusive such as dolerites and anorthosites.  Coastal zones contain sedimentary limestones, clay, laterites, heavy mineral sands and silica sands.  The hill ranges are sporadically capped with laterites and bauxites of residual nature.  Gypsum and phosphatic nodules occur as sedimentary veins in rocks of the Cretaceous Age.  Gypsum of secondary replacement occurs in some of the areas adjoining the foot hills of the Western Ghats.  Lignite occurs as sedimentary beds of tertiary age.  The Black Granite and other hard rocks are amenable for high polish.  These granites occur in most of the districts except the coastal area.

Stratigraphy

The principal bedded rocks for the area of La Carlota (and for most of the Philippines) are Precambrian rocks which are exposed along a wide axial zone of a broad complex.

Intrusive

In general, the volcanoes culminate with effluents of hydrothermal solutions that carry precious metals in the form of naked elements, oxides or sulphides.

These hydrothermal solutions intrude into the older rocks as quartz veins.  These rocks may be broken due to mechanical and chemical weathering into sand size particles and carried by streams and channels.  Gold occurs also in these sands as placers.

Gold belts in sheared gneissic rocks is found in three sub-parallel auriferous load zones where some blocks having 250 to 500 meter length and 1.5 to 2 meter width could be identified as most promising ones.

Structure

Depositional Environment / Geological Setting: Veins form in high-grade, dynamothermal metamorphic environment where metasedimentary belts are invaded by igneous rocks.

Host / Associated Rock Types:  Hosted by paragneisses, quartzites, clinopyroxenites, wollastonite-rich rocks, pegmatites.  Other associated rocks are charnockites, granitic and intermediate intrusive rocks, quartz-mica schists, granulites, aplites, marbles, amphibolites, magnetite-graphite iron formations and anorthosites.

Tectonic Setting(s): Katazone (relatively deep, high-grade metamorphic environments associated with igneous activity; conditions that are common in the shield areas).

Deposit Types

Deposits are from a few millimetres to over a metre thick in places.  Individual veins display a variety of forms, including saddle-, pod- or lens-shaped, tabular or irregular bodies; frequently forming anastomosing or stockwork patterns.

Mineralization is located within a large fractured block created where prominent northwest-striking shears intersect the north striking caldera fault zone.  The major lodes cover an area of 4 km and are mostly within 600 m of the surface.  Lodes occur in three main structural settings:

(i)	Steeply dipping northwest-striking shears;

(ii)	Flat-dipping fractures (flatmakes); and

(iii)	Shatter blocks between shears.

Most of the gold occurs in tellurides and there are also significant quantities of gold in pyrite.

Mineralization

No mineralization has been reported for the area of the property but structures and shear zones affiliated with mineralization on adjacent properties pass through it.

On the east side of the La Carlota is intrusives consisting of rocks such as tonalite, monzonite and gabbro while the La Carlota itself is underlain by sediments and volcanics.   The intrusives also consist of a large mass of granodiorite towards the western most point of the property.   The area consists of interlayered chert, argillite and massive andesitic to basaltic volcanics.  The volcanics are hornfelsed, commonly contain minor pyrite and pyrrhotite.

The La Carlota is associated with Precambrian rocks that are present throughout the claim.   These rocks consisting of chert and argillites, basically sediments, and andesitic to basaltic volcanic have been intruded by granodiorite.   There is mineralization on the claim but past work has been limited and hence the potential of La Carlota has not been tested.

La Carlota Gold Claim
June 28th 2010
N
La Carlota Gold Claim
La Carlota City
Maao
SILAY
Talisay
BACOLOD
Murcia
BAGO
LA CARLOTA
Hinigaran
Province of Abra
Legend
Cities
Gold Claim
Road
Gravel Road
4 inches = 11 kilometeres

Exploration

Previous exploration work has not included any attempt to drill the structure on La Carlota.  Records indicate that no detailed exploration has been completed on the property.  No drilling is reported on the La Carlota.

All the exploration conducted to date has been conducted according to generally accepted exploration procedures with methods and preparations consistent with generally accepted exploration practices.   Angelo Ventura stated in his report that “no opinion as to the quality of the samples taken can be presented.   No other procedures of quality control were employed and no opinion on their lack is expressed.”

Recommendations

Angelo Ventura recommended a two phase program for future exploration work on the La Carlota in order to define areas of interest and mineralization.   First an air photo interpretation of the various structures on La Carlota would undertaken to determine the structures.   In conjunction with this photo interpretation a geological mapping of the La Carlota and immediate surrounding areas would have to be undertaken which would identify main showings.   Second exploration technique would be geophysical surveying using both magnetic and electromagnetic instrumentation of the areas defined as structures of interest containing mineralization.  A systematic system of soil sampling would be undertaken in the area of interest to determine the type of mineralization and the grade contained therein.   All the initial exploration work would be undertaken to define an area of interest that a drilling program could subsequently be undertaken.

Budget

Angelo Ventura recommended a budget of PHP 1,799,729 (US$41,090) as follows:

Phase I	Philippine Currency	United States Currency

Geological mapping including air photo	315,268	$ 7,198
Geophysical surveying	291,500	6,655

Total Phase I	606,768	13,853
Phase II

Geochemical surveying with surface mapping including grab and soil samples	1,192,961	27,237

Total Phases I and II	1,799,729	$ 41,090

The above conversion rate has been done at PHP 43.8 to US $1.00. (July 11. 2011 rate at PHP 42.62 to US $1.00)

Angelo Ventura estimates the timeline to complete Phase I will be approximately 3 to 6 weeks.  Subject to the results of Phase I of our exploration program and obtaining additional financing, we plant to implement Phase II of our exploration program.  Mr. Ventura has estimated that the Phase II exploration will take approximately 6 to 8 weeks.

Requirements to Maintain La Carlota in Good Standing in the Philippines

Safety standards and environmental standards must be met at all times to keep the mining license for the Company current.  Licensing fees must be paid in full (approximately US$650.00) before exploration and the Company is responsible for all fees and costs.

A new license can take up to 30 days to process and the renewal of an existing license takes up to 14 days to process.   There are no bonding requirements for the Company but the mining company used for exploration purposes must be fully bonded and approved by the Department of Environmental and Natural Resources (DENR) and Mines and Geoscience.   The DERN also has the right to inspect the Company’s property on demand to ensure all criteria are being met.

Monarchy’s Main Product

Monarchy’s main product will be the sale, if a mineral ore reserve is identified, of gold that can be extracted from the La Carlota once the claim has been explored.  Since the property has yet to be explored by us, we have yet to find an ore body and therefore cannot sell any ore.

Exploration Facilities

The Company has no plans to construct a mile or smelter on the La Carlota until an ore body of reasonable worth is found; which might never happen.  While in the exploration stage, the crew of workers will be housed in the town of Bago due to its close proximity to La Carlota.    This will initially avoid building any structures either permanent or removable on the claim.

Other Mineral Properties

We has not yet considered any other mineral properties until such time as we have undertaken at least Phases I and II as recommended by Angelo Ventura.  We would like to diversify our holdings once we have adequate funds to do so.  This may not be for some time due to having to undertake exploration work on La Carlota.   Similar to La Carlota, we will not acquire any mineral claims from either of our two officers or directors.

Employees

As of September 15, 2011 , our Company did not have any employees either part time or full time other than its directors and officers.  While in the early exploration stage our Company will not wish to bear the burden of carrying full time employees especially during periods when the claim is not being work on.   The executive officers initially undertook the responsibility of initially identifying the La Carlota, incorporating the Company, obtaining the assistance of professionals as needed, contributing the initial “seed capital”, coordinating various filings with the independent accountants and attorneys and other matters normally performed by the executive officers.   Neither of our officers and directors are paid for the services they perform on behalf of the Company.

We are not a party to any employment contracts or collective bargaining agreements.   The Philippines area has a relatively large pool of people experienced in exploration of mineral properties; being mainly geologist and mining consultants.  In addition, there is no lack of worker and consultants initially on a part time basis.

Competition

In the Philippines, there are numerous mining and exploration companies, both big and small.   Every mining company is constantly seeking mineral properties of merit and most of them will have the funds to acquire and explore these properties.  Our Company does not have the funds at this time to compete with these mining companies and it might never have the funds to compete.

The exploration business is highly competitive and highly fragmented, dominated by both large and small mining companies.   Success will largely depend on our Company’s ability to attract talent from the mining industry in the Philippines.

Even though we have the rights to the La Carlota there is no guarantee we will be able to raise sufficient funds in the future to adequately explore the claim.   We might have to seek out a joint venture partner thereby losing percentage interest in La Carlota.   In the event we are unable to pay our proportional share of the exploration costs we might be forced to dilute our interest in La Carlota.

If we are successful in discovering an ore body we might not be able to find refineries to mill the ore at a reasonable rate and hence might not be able to commence commercial production.   At this time the Company does not have any contractual agreements with a refining company and there is the distinct possibility it might never have.  There is no assurance that the Company’s mineral expansion plans will ever be realized.

Risk Inherent in La Carlota

Monarchy and its management are aware of the following risks:

1.	La Carlota does not contain a known body of commercial ore and, therefore, any program conducted on La Carlota would be exploratory search for ore.

2.
There is no certainty that any expenditures made in exploration of La Carlota will result in the discovery of commercial quantities of ore.   Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

3.	Resource exploration and development is a speculative business in that our company might not be able to raise any funding subsequent to the raising of funds from our two directors.

4.
Failure to discover a mineral deposit at all is as bad as finding a mineral deposit which, though present, is insufficient in size or grade to return a profit from production.   The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond Monarchy’s control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exploring of minerals, and environmental protection.

5.
Mining operations generally involve a high degree of risk.   Hazards such as unusual or unexpected formations and other conditions are involved.   Our Company may be subject to liability for pollution, cave-ins or hazards against which it cannot insure or which it may not elect to ensure.   The payment of such liabilities may have a material, adverse effect on our financial position.

6.
La Carlota has never been surveyed and, accordingly, the precise location of the boundaries of the property and ownership of mineral rights on specific tracts of land comprising the claim might be in doubt.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Forward-Looking Statements.”

We are a start-up, pre-exploration stage company. We have a limited operating history and have not yet generated or realized any revenues from our activities. We have yet to undertake any exploration activity on our sole property, La Carlota. As our property is in the early stage of exploration and there is no reasonable likelihood that revenue can be derived from the property in the foreseeable future.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our operations. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals, if ever. Accordingly, we must raise cash from sources other than the sale of minerals found on La Carlota. That cash must be raised from other sources. Our only other source for cash at this time is investment by others in the Company. We must raise cash to implement our planned exploration program and stay in business.

Since our business activity is related solely to the exploration and evaluation of La Carlota; it is the opinion of management that the most meaningful financial information relates primarily to current liquidity and solvency. As of October 31, 2010, we had working capital of $23,986 and as of July 31, 2011 we had working capital of $1,123. Despite the commitment of our officers and directors to advance us funds over the next twelve months, unless we raise additional funds, we will be faced with a working capital deficiency by no later than the end of the next twelve months. Our future financial success will be dependent on the success of the exploration work on La Carlota. Such exploration may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any mineralization which may be discovered by us is largely dependent on factors beyond our control such as the market value of metals produced, mining regulations in the Philippines and foreign exchange rates.

Our Company has no current plans, proposals or arrangement, written or otherwise, to seek a business combination with another entity.

Liquidity and Capital Resources

Our capital commitments for the next twelve months consist of expenses of operations and those associated with the completion of Phase I of our exploration program, estimated at $13,853. Including Phase I work, we estimate that we will have to incur the following expenses over the next twelve months:

Estimated expenses	Amount	Purpose

Accounting – internal	$3,450	Preparation of various quarterly and year-end financial statements
Independent accountants	5,700	Review of various quarterly financial statements and examination of the year end financial statements
Consulting fees	5,000	Estimated cost to prepare this prospectus
Exploration	13,853	As per Angelo Ventura’s geological report
Filing fees	350	To maintain Company in good standing in the State of Nevada
Legal	2,500	Review of Form S-1 and opinion under Exhibit 5
Office and miscellaneous	1,000	Office supplies, delivery and photocopy charges
Transfer agent’s fees	1,700	Annual fee and preparation of share certficiates

Estimated expenses	$ 31,053

We recognize that additional capital will be required during the next twelve months. Should we be unable to raise additional capital from other sources such as bank financing with guarantees from our directors or a private placement of our common shares from Treasury, our directors and officers have committed to advance Monarchy funds to enable the Company to meet its cash needs over the coming year.    O ur directors have advanced the funds to complete Phase I of our exploration program in the amount of approximately $14,000.   No written agreement has been entered into between the directors and the Company.   Any monies advanced by the directors will be on a demand basis and will bear no interest.   The loan may or may not be convertible into shares of our Company.    These funds were advanced to the Company prior to August 1, 2011.

Our professional geologist, Angelo Ventura, has recommended a two-phase exploration program for La Carlota. Even if Phase I results suggests Phase II work is warranted, we do not presently have the requisite funds and so will be unable to complete anything beyond Phase I of the recommended exploration program until we raise more money or find a joint venture partner to complete the exploration work. If we cannot find a joint venture partner and do not raise more money, we will be unable to complete any work beyond Phase I of the exploration program recommended by our professional geologist. If we are unable to finance additional exploration activities, we do not know what we will do and we do not have any plans to do anything else.

We do not intend to hire any employees at this time. Apart from supervision and evaluation of Phase I work, which will be undertaken by our President, a professional engineer, all of the work on La Carlota will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, exploration, and excavation. We may engage a geologist to assist in evaluating the information derived from the exploration and excavation including advising us on the economic feasibility of removing any mineralized material we may discover.

We have no plant or significant equipment to sell, nor are we going to buy any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economic to extract the ore from the land.

We may attempt to interest other companies to undertake exploration work on La Carlota through joint venture arrangement or even the sale of part of La Carlota. Neither of these avenues has been pursued as of the date of this prospectus.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a pre-exploration stage company and have not generated any revenues from our exploration activities. Further, we have not generated any revenues since our formation on June 16, 2010.  We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

It must be borne in mind that to become profitable and competitive, we must invest in exploration activities on La Carlota, which could be substantial, before we can produce of any minerals we discover on our claim.   There may be no minerals of commercial value on our claim.   Other than Phase I, we will have to either have our directors and officers provide us with working capital or else find other forms of equity financing.  We can never be assured that any financing will be available as we require it and, if available, will be on the terms acceptable to us.   Without any financing we will not be able to proceed with the future exploration of La Carlota.

Overview

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred a net loss from, for the period from the inception of our business on June16, 2010 to July 31, 2011, of $28,877 . We did not earn any revenues during the aforementioned period.

Our financial statements included in this prospectus have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of operations.

We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exits on La Carlota until further exploration work is done and a comprehensive evaluation concludes economic and legal feasibility.

Products and Gold

We do not have any gold as yet on La Carlota since we have not done any exploration work to support a calculation as to the ounces of gold which might be on the claim.   To our knowledge we do not know, and may never know, if there is gold on the claim unless our future exploration work verifies this fact.   At the present time we do not have any products for sale.

Other Minerals

At the present time we are not aware of other mineral on La Carlota since no exploration has been done to date.

Employees

Other than our directors and officers we do not have any employees.   It is our intention to use the service of our geologist, Angelo Ventura, during the exploration program and he will be responsible for hiring addition personnel to assist in the exploration.  Once the exploration work is completed, Angelo Ventura and any other personnel he has hired will be terminated.   This will reduce our expenditures of having to employ workers when there is basically no work to be done.

Competitive Factors

We are a small pre-exploration company with limited personnel and funds.   There are many other exploration companies who have more personnel at their disposal and funds on hand to undertake substantially exploration work on claims they own.   In the market place for workers they will have advantage over us because they can offer higher salaries and longer periods of employment. This puts our Company as a disadvantage in seeking workers for future exploration work on the Carlota.

Foreign Currency

Our Company will be conducting exploration activities in the Republic of the Philippines and will pay its expenses in PHP dollars.  Any currency fluctuation in an adverse way will increase the cost of our exploration program on La Carlota.

Regulation of Mining Activity

Republic of Philippines Mining Laws

Government and environmental regulations exist in the Philippines and our exploration plans are subject to these various federal, state and local laws.  The rules are dynamic and are generally becoming more demanding.  Our plans aim to safeguard public and environmental health.  We are currently in compliance with all material mining, health, safety, and environmental statutes of the Republic of the Philippines.

When we commence exploration on our mineral claim the Department of Mines in the Philippine will require us to complete and submit a Form MGB 50-1.   At this time the Department will advise us as to exactly what fees we will have to pay and what amount of bonding is required.   At this time we cannot accurately estimate the amounts required.

Legislation

Changes to current federal, state and local laws in the jurisdiction in which we operate may require additional costs and financing.  These changes are unpredictable and the additional requirements may render certain exploration activities uneconomical and lead to business failure.

Our Planned Exploration Program

We will be conducting exploration activities on La Carlota to determine what amounts of minerals exist on the claim and if they can be viable extracted in commercial quantities and subsequently sold.   Our exploration activities are designed to efficiently explore and evaluate La Carlota.

Our estimated exploration costs over the next twelve months on the La Carlota claim will be $13,853.  This estimated figure represents the cost to our Company of doing the exploration work on Phase I as set forth in Angelo Ventura’s Geological Report. Should the results of the Phase I work be sufficiently encouraging to justify our undertaking the Phase II program we recognize that, in order to undertake Phase II (at an estimated cost of $27,237), we will have to raise additional investment capital as our cash on hand is fully committed to other ongoing administrative expenses of the Company.

Results of Operations – Period from June 16, 2010 to July 31, 2011.

For the period from June 16, 2010 (date of inception) to July 31, 2011

For the period from June 16, 2010 (date of inception) to July 31, 2011, we had a cumulative net loss of $28,877. This represents a net loss of $0.00 per share for the period based on a weighted average number of shares outstanding of 30,000,000. We have not generated any revenue from operations since inception. Our loss to date represents various expenses incurred with organizing the company, undertaking audits, paying management fees and general office expenses which can be broken down as follows:

Accounting – internal	$ 5,948	Preparation of the working papers as of October 31, 2010, January 31, April 30 and July 31, 2011 for submission to the independent accountants for examination of the financial statements.
Filing fees	388	Filing of Initial List of Officers and Directors and Business License with the State of Nevada and fees due for filing the Company’s Form S-1
Exploration costs	14,000	Money advanced by the directors in order that the Company can complete Phase I of its exploration program.
Impairment of mineral claim acquisition	5,000	Purchase of the La Carlota Mineral claim from Rodelio Mining Ltd., an unrelated company.
Incorporation cost	689	Incorporation costs in the State of Nevada
Legal	2,011	Legal opinion under Exhibit 5
Office	177	Various courier charges during the period
Transfer agent’s fees	664	Filing of second year’s Annual Report with State of Nevada

Total	$ 28,877

Balance Sheet as of July 31, 2011

Total cash as of October 31, 2010, was $23,986, and as July 31, 2011, was $17,211.

Our working capital was derived solely from capital stock purchased by our two directors and officers in the amount of $30,000 through the issuance of 30,000,000 common shares at a price of $0.001 per share on July 24, 2010.  No revenue was generated during these periods.

Total shareholders’ equity as of October 31, 2010 was $23,986 and as of July 31, 2011 was $1,123   Our issued and outstanding shares as of July 31, 2011 was 30,000,000 common shares .

Trends

From our date of inception we have been a pre-exploration company which has produced no revenue and maybe will not be able to produce revenue.  To the knowledge of management we are unaware of any trends or past and future events which will have a material effect upon our Company, its income and business, both in the long and short term.   Please refer to our assessment of Risk Factors as noted on page 4.

Critical Accounting Policies and Estimates

In presenting our financial statements in conformity with U.S. generally accepting accounting principals, or GAAP, we are required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures.

Some of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. We base these estimates and assumptions on historical experience or on various other factors that we believe to be reasonable and appropriate under the circumstances. On an ongoing basis, we reconsider and evaluate our estimates and assumptions. Actual results may differ significantly from these estimates.

We believe that the critical accounting policies listed below involve our more significant judgments, assumptions and estimates and, therefore, could have the greatest potential impact on our financial statements. In addition, we believe that a discussion of these policies is necessary to understand and evaluate the financial statements contained in this prospectus.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a materially impact on its financial statements.

INTEREST OF NAMED EXPERTS AND COUNSEL

No experts named in this prospectus have an interest in our Company and thus there exist no conflicts of interest in this respect.

Experts

Our financial statements have been audited by Madsen & Associates CPA’s, Inc., Unit #3 – 684 East Vine Street, Murray, Utah, 84107 as set forth in their report included elsewhere in this prospectus.

The geological report on La Carlota Gold Claim dated June 28th, 2010 titled "Summary of Exploration on the La Carlota Property, La Carlota, Philippines”, was authored by Angelo Ventura, P. Eng., Manila, Republic of the Philippines and has been incorporated into the “Mineral Claims” on page 12.

Legal Matters

The legal opinion rendered by Lawler & Associates, 11622 El Camino Real Suite 100, San Diego, California, 92130, regarding the validity of the shares of common stock offered by the Selling Security Stockholders is as set forth in his opinion letter dated July 12, 2011.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING PROCEDURES AND FINANCIAL DISCLOSURE

Since our inception we have had no disagreements with our independent accountants, Madsen & Associates CPA’s Inc. on any accounting and financial disclosure matters.

PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

Our officers and directors and their respective ages and positions as of July 31, 2011 were as follows:

Name and address	Age	Position(s)

Guilfred Colcol Casimiro (1) 243 C Teresa Street Mesa, Manila, Philippines	42	Chief Executive Officer, President and Director

Marc Andrew Mercado (1) 1978 – 8 F, Malate Manila, Philippines	29	Chief Financial Officer, Chief Accounting Officer, Secretary Treasurer and Director

(1) Member of the audit committee

Guilfred Colcol Casimiro was appointed to the Board of Directors on June 10, 2010 and on the same day by a Resolution of the Board of Directors was appointed as Chief Executive Officer and President.

Marc Andrew Mercado was appointed to the Board of Directors on June 10, 2010 and on the same day by a Resolution of the Board of Directors was appointed Chief Financial Officer, Chief Accounting Officer and Secretary Treasurer.

A description of the work experience of our two directors and officers is as follows.

Guilfred Colcol Casimiro

Guilfred Casimiro was born in the Philippines on May 15, 1969 and obtained a Bachelor of Science degree in Geology in 1990 from the University of the Far East located in Manila, Philippines.  From 1990 to 1997 he was employed by Antique Resources as a junior geologist and was assigned to various geological areas of the Philippines at the direction of the senior geologist on the project to undertake test and assays on various properties Antique Resources was interested in.   After leaving Antique Resources he was employed between 1997 and 2002 by Baguio Minerals as a geologist with responsibilities for studying geological reports on properties for potential development and making recommendations for the development of said properties.  Upon leaving Baguio Minerals in 2002 he was employed by DTL Explorations as a senior geologist responsible for assigning junior geologists to conduct tests on various sites across the properties.  Guilfred was in charge of evaluating the reports prepared by the junior geologists and making recommendations to management on the type of exploration work need on these properties.   He is still employed by DTL Explorations.

Marc Andrew Mercado

Marc Mercado received a Bachelor of Science in Commerce from Ateneo University, Manila, Philippines in 2002 and was employed immediately by Unity Bank Inc., Pampanga, Philippines as an analyst.  In 2005 he was promoted to Senior Financial Analyst where he is responsible for recognizing commercial and consumer banking indexes on economy, consumer trends and government laws.   He is still employed by the Unity Bank Inc.

None of our officers and directors work full time for our Company. Guilfred Casimior spends approximately 10 hours a month on corporate matters and in the future will oversee of our exploration program on behalf of the Board of Directors. Once the exploration program is started it is expected Guilfred Casimior will increase his hours in order to analyse and recommend to the independent geologist further work on La Carlota.  As Chief Financial Officer, Marc Mercado spends approximately 5 hours per month on corporate matters.

None of our directors is an officer or director of a company registered under the Securities and Exchange Act of 1934.

Term of Office

Members of our Board of Directors are appointed to hold office until the next annual meeting of our stockholders or until his successor is elected and qualified, or until they resign or are removed in accordance with the provisions of the Nevada Revised Statutes.   Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

To the knowledge of our Company, during the past ten years, none of our directors or executive officers:

(1)
has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);
(3)
was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)
was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)
was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)
was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgement in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Board of Directors Audit Committee

Below is a description of the Audit Committee of the Board of Directors. The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our audit committee is comprised of Guilfred Casimiro, our President and Chairman of the Audit Committee, and Marc Andreww Mercado our Chief Financial Officer and Secretary Treasurer neither of whom are independent. Neither Guilfred Casimiro nor Marc Mercado can be considered an “audit committee financial expert” as defined in Item 407 of Regulation S-K. The Company does not presently have, among its officers and directors, a person meeting these qualifications and given our financial conditions, does not anticipate in seeking an audit committee financial expert in the near future. However Guilfred Casimiro, Chairman of the Audit Committee, is considering engaged the services of an independent Chartered Accountant as a consultant to provide advice to the Audit Committee as and when the Committee meets to review the Company’s financial statements.

Apart from the Audit Committee, the Company has no other Board committees.

Since inception on June 16, 2010, our Board has not yet had the opportunity to meet but are planning to do so in the immediate future.

Conflicts of Interest

Apart from Guilfred Casimiro, who works as a senior geologist for DTL Explorations, an unrelated company involved in the mineral exploration business in the Philippines, none of our officers and directors is a director or officer of any other company involved in the mining industry. However there can be no assurance such involvement will not occur in the future. Such present and potential future, involvement could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to our Company and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, on July 23, 2010, a Code of Business Conduct and Ethics.  Monarchy’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Monarchy and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses general business ethical principles and other relevant issues.

Significant Employees

We have no paid employees as such.  Our Officers and Directors fulfil many functions that would otherwise require our Company to hire employees or outside consultants. Although Guilfred Canimiro is a professional geologist, we anticipate engaging the services of workers to assist in the exploration of La Carlota   We expect to engage a field worker(s) later this year to assist in conduct the Phase I exploration work to undertaken on La Carlota by no later than November 1, 2011.  Guilfred Canimior will be responsible for supervision of the geological work on our claim and, therefore, will be an integral part of our operations although he, along with any field workers we engage, will not be considered employees either on a full time or part time basis. This is because our exploration programs will not last more than a few weeks and once completed these individuals will no longer be required to fulfil such functions.

Family Relationships

Our President and our Chief Financial Officer and Secretary Treasurer are unrelated.

EXECUTIVE COMPENSATION, SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Compensation Table

We did not pay any compensation to Guilfred Casimiro, our Chief Executive Officer and Director, and Marc Mercado, our Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and Director, during the period from June 16, 2010 to July 31, 2011 .

Outstanding Equity Awards

Since incorporation on June 16, 2010, we have not granted any stock options or stock appreciation rights to our executive officers or directors.

Compensation of Directors and Officers

We have no standard arrangement to compensate directors for their services in their capacity as directors. There is no compensation arrangement, either written or unwritten, to compensate our officers and directors.  Directors are not paid for meetings attended.   All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities of our shares of common stock, (ii) our executive officers and directors, and (iii) our named executive officers as defined in Item 402(m)(2) of Regulation S-K. Unless otherwise indicated, the stockholder listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (i)

Common Stock	Guilfred Colcol Casimiro 243 C Teresa Street, Mesa, Manila, Philippines	20,000,000 (Direct)	66.67%

Common Stock	Marc Andrew Mercado 1978 – 8 F, Munoz, Malate Manila, Philippines	10,000,000 (direct)	33.33%

Common Stock	All Directors and Officers as a Group (2 people)	30,000,000	100.00%

(1)
A beneficial owners of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 30, 2011.  As of June 30, 2011, there were 30,000,000 shares of our common stock issued and outstanding.

MARKET FOR COMMON EQUITY, DIVIDENDS AND RELATED STOCHOLDER MATTERS

Holders of Common shares

As of the date of this prospectus the Company had two of shareholders; basically being the two officers and directors.  The number of shares held by the officers and directors are 30,000,000 common shares.

Market Information

Monarchy’s stock is not presently traded or quoted on any public market and therefore there is no established market price for the shares. Subsequent to the Effective Dated of Monarchy’s registration statement under the Securities Act of 1933, it is anticipated one or more broker dealers may make a market in its securities over-the-counter, with quotations carried on the “OTC Bulletin Board”.    At the present time, there is no established market for the shares of Monarchy. There is no assurance an application to the FINRA will be approved. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC; being as a minimum Forms 10-Q and 10-K.  Market makers will not be permitted to begin quotation of a security whose issuer does not meet these filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be moved following a 30 or 60 day grace period if they do not make their filing during that time. If our common stock is not quoted on the OTCBB, there will be no market for trading in our common stock. This would make it far more difficult for stockholders to dispose of their common stock. This could have an adverse effect on the price of the common stock.

With a lack of liquidity in our common stock, trading prices might be volatile with wide fluctuations. This assumes that there will be a secondary market at all.

Monarchy has no proposed symbol for the OTCBB and there is no market maker for Monarchy’s shares.

There are no common shares subject to outstanding options, warrants or securities convertible into common equity of Monarchy. The number of shares presently subject to Rule 144 is 30,000,000 shares. The share certificate has the appropriate legend affixed thereto. Presently, under Rule 144, the number of shares which could be sold, if an application is made, is Nil shares.  There are no shares being offered pursuant to an employee benefit plan or dividend reinvestment plan. In addition, there are no outstanding options or warrants to purchase common shares or shares convertible into common shares of Monarchy.

Dividend Policy

 We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors

Equity Compensation Plans

There are no securities authorized for issuance under equity compensation plans or individual compensation arrangements.

Penny Stock Rule

Monarchy’s common stock is considered to be a “penny stock” because it meets one or more of the definitions in SEC Rule 3a51-1:

(i)	It has a price less than five dollars per share;

(ii)	It is not traded on a recognized national exchange;

(iii)	It is not quoted on a FINRA automated quotation system (NASDAQ), or even if so, has a price of less than five dollars per share; or

(iv)
It  is issued by a company with net tangible assets of less than $2,000,000, if in business more than three years continuously, or $5,000,000, if the business is less than three years continuously, or with average revenues of less than $6,000,000 for the past three years.

A broker-dealer will have to undertake certain administrative functions required when dealing win a penny stock transaction.  Disclosure forms detailing the level of risk in acquiring Monarchy’s shares will have to be sent to an interested investor, current bid and offer quotations will have to be provided with an indication as to what compensation the broker-dealer and the salesperson will be receiving from this transaction and a monthly statement showing the closing month price of the shares being held by the investor.  In addition, the broker-dealer will have to receive from the investor a written agreement consenting to the transaction.  This additional administrative work might make the broker-dealer reluctant to participate in the purchase and sale of Monarchy’s shares.

From Monarchy’s point of view, being subject to the Penny Stock Rule, could make it extremely difficult for it to attract new investors for future capital requirements since many financial institutions are restricted under their by-laws from investing in shares under a certain dollar amount. Ordinary investors might not be willing to subscribe to shares in the capital stock of Monarchy due to the uncertainty as to whether the share price will ever be able to be high enough that the Penny Stock Rule is no longer a concern.

In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These wide fluctuations may adversely affect the trading price of our shares regardless of our future performance and that of Monarchy. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether successful or not, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on our business, results of operations and financial conditions.

Any new investor purchasing shares under this prospectus might consider whether they will be able to sell their shares at the price of this Prospectus or higher since if no broker-dealer becomes involved with Monarchy and Monarchy is unable to raise future investment capital the price per share may deteriorate to a point that an investor’s entire investment could be lost.

Outstanding Stock Opinion, Purchase Warrants and Convertible Securities

Monarch has not issued any stock options to either of its two directors and officers nor has it attached share purchase warrants to the share issued and outstanding.   There are no convertible securities as of the date of this prospectus.  Monarchy has not registered any shares for sale by security holders under the Securities Act other than as disclosed in this prospectus.

Our authorized capital consists of 300,000,000 shares of common stock, par value $0.001 per share, of which 30,000,000 shares are presently issued.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all Meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

There are no restrictions on dividends under any loan or other financing arrangements.

Non-Cumulative Voting.

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

Employment Agreements

We have no employment agreements with any of our executive officers.

Equity Compensation Plans, Stock Options, Bonus Plans

No such plans or options exist.  None have been approved or are anticipated.  No Compensation Committee exists either.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Change in Control of Our Company

We do not know of any arrangements which might result in a change in control.

Registered Agent

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a registered agent in the State of Nevada.  Our registered agent for this purpose is American Corporate Enterprises, 123 W Nye Lane, Suite 129, Carson City, NV 89703.  All legal process and any demand or notice authorized by law to be served upon us may be served upon our registered agent in the State of Nevada in the manner provided in NRS 14.020(2).

Transfer Agent

We have engaged the service of Action Stock Transfer Corp., Suite 300 – 7069 Highland Drive, Salt lake City, Utah, 84121, to act as transfer and registrar.

Debt Securities and Other Securities

There are no debt securities outstanding or other securities.

Rule 144 Share Restrictions

Under Rule 144, an individual who is not an affiliate of our Company and has not been an affiliates at any time during the three months preceding a sale and has been the beneficial owner of our shares for at least six months would be entitled to sell them without restriction.   This is subject to the continued availability of current public information about us for the first year which can be eliminated after a one-year hold.

Whereas an individual who is deemed to be an affiliate and has beneficially owned shares in our Company for at least six months clan sell their shares in a given three month period as follows::

1.
One percent of the number of shares of our Company's common stock then outstanding, which the case of our current directors and officers, will equal approximately 300,000 shares as of the date of this prospectus; or

2.	The average weekly trading volume of our company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Under Rule 405 of the Securities Act, a reporting or non-reporting shell company can not sell shares under Rule 144,  unless the company: (i) has ceased to be a shell company; (ii) is subject to the Exchange Act reporting obligations; (iii) has filed all required Exchange Act reports during the preceding twelve months; (iv) and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

ANTI-TAKEOVER PROVISION

In accordance with the laws of the State of Nevada and the Securities Regulation Act.

The Chapter 78 of Nevada Revised Statutes contains a provision governing "acquisition of controlling interest."  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33 1/3%; 33 1/3 to 50%; or more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law.  An Issuing Corporation is a Nevada corporation, which: has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us.  This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met.  The statute defines "combination" to include any merger or consolidation with an "interested shareholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having: an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or representing 10 percent or more of the earning power or net income of the corporation.

CORPORATE GOVERNANCE

Director Independence

Neither Guilfred Casimiro nor Marc Mercado are not independent within the meaning of Section 5605 of NASDAQ.

Board Committees

The Audit Committee

We have an Audit Committee whose members consist of Guilfred Casimiro, our Chief Executive Officer, and Marc Mercado, our Chief Financial Officer neither of whom are independent.  Further, neither Guilfred Casimiro nor Marc Mercado can be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-K.  It is our intention to seek a financial expert but with limited funds to date we might not be able to in the near future.

Apart from the Audit Committee, we have no other Board Committees.  Since inception, our Board has conducted its business entirely by consent resolutions.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;
2.	Any person proposed as a nominee for election as a director;
3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
4.	Any of our promoters; and
5.	Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

On July 24, 2010, we issued 20,000,000 shares of common stock to our Chief Executive Officer, President and Director, Guilfred Casimiro officer, and 10,000,000 shares of common stock to our Chief Financial Officer, Chief Accounting Officer, Secretary Treasurer and Director, Marc Andrew Mercado, at a price of $0.001 per share.  The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.
Directors’ Independence

Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  As Guilfred Casimiro and Marc Mercado are our executive officers and directors, we have determined that neither Guilfred Casimiro nor Marc Mercado are not an independent director as defined under NASDAQ Rule 4200(a)(15).

The Company does not have any promoters involved with it.

LEGAL MATTERS

We are not a party to any pending litigation and none is contemplated or threatened.

FINANCIAL STATEMENTS

Audited financial statements for the period from inception on June 16, 2010 to October 31, 2010, including:

Unaudited financial statements for the period from inception on June 16, 2010 to July 31, 2011, including :

●	Interim Balance Sheet as of July 31, 2011 and October 31, 2010,	49

●	Interim Statement of Operations for the three and nine months ended July 31, 2011 and for the period from June 16, 2010 (date of inception) to July 31, 2010, and for the period from June 16, 2010 (date of inception) to July 31, 2011	50

●	Interim Statement of Cash Flows for the nine months ended July 31, 2011 and for the period from June 16, 2010 (date of inception) to July 31, 2010, and for the period from June 16, 2010 (date of inception) to July 31, 2011	51

●	Notes to the Financial Statements	52

MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants Board	Murray, Utah, 84107
Telephone: 801-268-2632
Fax: 801-262-3978

To the Board of Directors and
Stockholders of Monarchy Resources, Inc.
(A Pre-Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Monarchy Resources, Inc. (A Pre-Exploration Stage Company) (the Company) as of October 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 16, 2010 (date of inception) to October 31, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monarchy Resources, Inc. (a Pre-Exploration Stage Company) as of October 31, 2010 and the results of its operations and its cash flows for the period from June 16, 2010 (date of inception) to October 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Madsen & Associates CPA’s, Inc.”
Salt Lake City, Utah
March 4, 2011

MONARCHY RESOURCES, INC.

(Pre-exploration Stage Company)

BALANCE SHEET

October 31, 2010

ASSETS

CURRENT ASSETS

Cash	$ 23,986

Total Current Assets	$ 23,986

STOCKHOLDERS’ EQUITY

Common stock
300,000,000 shares authorized, at $0.001 par value;
30,000,000 shares issued and outstanding	30,000
Deficit accumulated during the pre-exploration stage	(6,014)

Total Stockholders’ Equity	$ 23,986

The accompanying notes are an integral part of these financial statements.

MONARCHY RESOURCES, INC.

(Pre-exploration Stage Company)

STATEMENT OF OPERATIONS

For the period June 16, 2010 (date of inception) to October 31, 2010

From June 16, 2010 (date of inception) to October 31, 2010

REVENUES	$ -

EXPENSES

Filing fees	325
Impairment loss on mineral claim	5,000
Incorporation costs	689

NET LOSS	$ (6,014)

NET LOSS PER COMMON SHARE

Basic and diluted	$ (0.00)

WEIGHTED AVERAGE OUTSTANDING SHARES

Basic and diluted	21,678,832

The accompanying notes are an integral part of these financial statements.

MONARCHY RESOURCES, INC.
 (Pre-Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

Period June 16, 2010 (date of inception) to October 31, 2010

	Common Shares	Stock Amount	Accumulated Deficit

Balance June 16, 2010	-	$ -	$ -

Issuance of common shares for cash – $0.001 as at July 24, 2010	30,000,000	30,000	-

Net loss for the period June 16, 2010 ( date of Inception) to October 31, 2010	-	-	(6,014)

Balance as of October 31, 2010	30,000,000	$ 30,000	$ (6,014)

The accompanying notes are an integral part of these financial statements

MONARCHY RESOURCES, INC.

(Pre-exploration Stage Company)

STATEMENT OF CASH FLOWS

For the period June 16, 2010 (date of inception) to October 31, 2010

From June 16, 2010 (date of inception) to October 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (6,014)
Adjustments to reconcile Net Loss to Net Cash (Used) in Operating Activities:
Impairment loss on mineral claim	5,000

Net Cash (Used) in Operating Activities	(1,014)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral claim	(5,000)

Net Cash (Used) in Investing Activities	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock	30,000

Net Cash Provided by Investing Activities	30,000

Net Increase in Cash	23,986

Cash at Beginning of Period	-

CASH AT END OF PERIOD	$ 23,986

The accompanying notes are an integral part of these financial statements

MONARCHY RESOURCES, INC.
(Pre-exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 31, 2010

1.           ORGANIZATION

The Company, Monarchy Resources, Inc., was incorporated under the laws of the State of Nevada on June 16, 2010 with the authorized capital stock of 300,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties.  At the report date mineral claims, with unknown reserves, had been acquired.  The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the exploration stage and is considered to be in the pre-exploration stage.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then the basic and diluted per share amounts are the same.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   A valuation allowance against

MONARCHY RESOURCES, INC.

 (Pre-exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 31, 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes - Continued

deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Year Ended	Estimated NOL Carry-Forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

2010	$ 6,014	2030	$ 2,000	$ (2,000)	-

	$ 6,014		$ 2,000	$ (2,000)	$ -

On October 31, 2010 the Company had a net operating loss carry forward of $6,014 for income tax purposes.  The tax benefit of approximately $2,000 from the loss carry forward has been fully offset by a valuation allowance.

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable.   When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Foreign Currency

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

(i)	Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;
(ii)	Non-Monetary items including equity are recorded at the historical rate of exchange; and
(iii)	Revenues and expenses are recorded at the period average in which the transaction occurred.

MONARCHY RESOURCES, INC.
(Pre-exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 31, 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition

Revenue from the sale of minerals will be recognized when a contract is in place and minerals are delivered to the customer.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

MONARCHY RESOURCES, INC.
(Pre-exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 31, 2010

3.           AQUISITION OF MINERAL CLAIM

On June 21, 2010, the Company acquired the La Carlota Gold Claim located in the Republic of Philippines from Rodelio Mining Ltd., an unrelated company, for the consideration of $5,000.  The La Carlota Gold Claim is located 30 kilometres northwest of the city of La Carlota in the Philippines.  Under Philippine’s law, the claim remains in good standing as long as the Company has an interest in it.   There are no annual maintenance fees or minimum exploration work required on the Claim.

The acquisition costs have been impaired and expensed because there has been no exploration activity nor has there been any reserve established and we cannot currently project any future cash flows or salvage value.

4.           SIGNIFICANT TRANSACTIONS WITH RELATED PARTY

The two Directors of the Company have acquired 100% of the common stock issued.

5.           CAPITAL STOCK

On July 24, 2010, Company completed a private placement consisting of 30,000,000 common shares at $0.001 per share sold to its two Directors for a total consideration of $30,000.

6.           GOING CONCERN

The Company will need additional working capital to accomplish its intended purpose of exploring its mining claim, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy, which it believes will accomplish this objective through Director advances, additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

MONARCHY RESOURCES, INC.

(Pre-exploration Stage Company)

BALANCE SHEETS

	July 31, 2011	October 31, 2010
	(Unaudited)
ASSETS

CURRENT ASSETS

Cash	$ 17,211	$ 23,986

Total Current Assets	$ 17,211	$ 23,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$ 1,848	$ -
Advances from related parties	14,240	-

Total Current Liabilities	16,088	-

STOCKHOLDERS’ EQUITY

Common stock
300,000,000 shares authorized, at $0.001 par value;
30,000,000 shares issued and outstanding	30,000	30,000
Deficit accumulated during the pre-exploration stage	(28,877)	(6,014)

Total Stockholders’ Equity	1,123	23,986

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 17,211	$ 23,986

The accompanying notes are an integral part of these unaudited financial statements.

MONARCHY RESOURCES, INC.

(Pre-exploration Stage Company)

STATEMENT OF OPERATIONS

For the three and nine months ended July 31, 2011 and for the period from June 16, 2010 (date of inception) to July 31, 2010 and for the period from June 16, 2010 (date of inception) to July 31, 2011
Unaudited

	Three months ended July 31, 2011	From June 16, 2010 (date of inception) to July 31, 2010	Nine months ended July 31, 2011	From June 16, 2010 (date of inception) to July 31, 2011

REVENUES	$ -	$ -	$ -	$ -

EXPENSES

Professional fees	1,304	-	5,948	5,948
Exploration costs	14,000	-	14,000	14,000
Impairment loss on mineral claim	-	5,000	-	5,000
Legal	511	-	2,011	2,011
General and administrative	710	-	904	1,918

NET LOSS	$ (16,525)	$ (5,000)	$ (22,863)	$ (28,877)

NET LOSS PER COMMON SHARE

Basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE OUTSTANDING SHARES

Basic and diluted	30,000,000	30,000,000	30,000,000

The accompanying notes are an integral part of these unaudited financial statements.

MONARCHY RESOURCES, INC.

(Pre-exploration Stage Company)

STATEMENT OF CASH FLOWS

For the nine months ended July 31, 2011 and for the period from June 16, 2010 (date of incorporation) to July 31, 2010 and for the period from June 16, 2010 (date of inception) to July 31, 2011

Unaudited
	Nine months ended July 31, 2011	From June 16, 2010 (date of Incorporation) to July 31, 2010	From June 16, 2010 (date of inception) to July 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (22,863)	$ (5,000)	$ (28,877)

Adjustments to reconcile net loss to net cash (Used) in operating activities:
Impairment loss on mineral claim	-	5,000	5,000
Changes in accounts payable	1,848	-	1,848

Net Cash (Used) in Operating Activities	(21,015)	-	(22,029)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral claim	-	(5,000)	(5,000)

Net Cash (Used) in Investing Activities	-	(5,000)	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related parties	14,240	-	14,240
Proceeds from issuance of common stock	-	30,000	30,000

Net Cash Provided by Financing Activities	14,240	30,000	44,240

Net (Decrease) Increase in Cash	(6,775)	25,000	17,211

Cash at Beginning of Period	23,986	-	-

CASH AT END OF PERIOD	$ 17,211	$ 25,000	$ 17,211

The accompanying notes are an integral part of these unaudited financial statements

MONARCHY RESOURCES, INC.
(Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2011
Unaudited
1.           ORGANIZATION AND BASIS OF PRESENTATION
Organization

The Company, Monarchy Resources, Inc., was incorporated under the laws of the State of Nevada on June 16, 2010 with the authorized capital stock of 300,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties.  At the report date mineral claims, with unknown reserves, had been acquired.  The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the exploration stage and is considered to be in the pre-exploration stage.

Basis of Presentation

In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the nine months ended July 31, 2011 are not necessarily indicative of the results that can be expected for the year ended October 31, 2011.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then the basic and diluted per share amounts are the same.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

MONARCHY RESOURCES, INC.
 (Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2011
Unaudited

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

Period Ending	Estimated NOL Carry-Forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

October 31, 2010	$ 6,014	2030	$ 1,804	$ (1,804)	$ -

July 31, 2011	22,863	2031	6,859	(6,859)	-

	$ 28,877		$ 8,663	$ (8,663)	$ -

The total valuation allowance as of July 31, 2011 was $(8,663) which increased by $(6,859) for the reported period.

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable.   When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

MONARCHY RESOURCES, INC.
 (Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2011
Unaudited

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Foreign Currency Translations

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

(iv)	Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;
(v)	Non-Monetary items including equity are recorded at the historical rate of exchange; and
(vi)	Revenues and expenses are recorded at the period average in which the transaction occurred.

Revenue Recognition

Revenue from the sale of minerals will be recognized when a contract is in place and minerals are delivered to the customer.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

MONARCHY RESOURCES, INC.
(Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Reclassification

Certain prior period amounts have been reclassified for consistency with current period presentation. These reclassifications had no effect on reported results of operations.

3.           AQUISITION OF MINERAL CLAIM

On June 21, 2010, the Company acquired the La Carlota Gold Claim located in the Republic of Philippines from Rodelio Mining Ltd., an unrelated company, for the consideration of $5,000.  The La Carlota Gold Claim is located 30 kilometres northwest of the city of La Carlota in the Philippines.  Under Philippine’s law, the claim remains in good standing as long as the Company has an interest in it.   There are no annual maintenance fees or minimum exploration work required on the Claim.

As of October 31, 2010, the Company determined the $5,000 mineral property acquisition cost was impaired, and recorded a related impairment loss in the statement of operations.

MONARCHY RESOURCES, INC.
(Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

4.           SIGNIFICANT TRANSACTIONS WITH RELATED PARTY

For the nine months ended July 31, 2011, a director has made advances of $14,240 to the Company.

The two Officers of the Company have acquired 100% of the common stock issued.

5.           CAPITAL STOCK

On July 24, 2010, Company completed a private placement consisting of 30,000,000 common shares at $0.001 per share sold to its two Directors for a total consideration of $30,000.

6.	GOING CONCERN

The Company will need additional working capital to accomplish its intended purpose of exploring its mining claim, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy, which it believes will accomplish this objective through Director advances, additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock offered by this prospectus, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

 Upon the closing of this offering, we will be subject to the information reporting requirements of the Securities Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We do not at this time have our own website.

DISCLOSURE TO COMMISSIONS POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABLILTIES

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director's or officer's liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to Plata's best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney's fees) actually and reasonable incurred by him or her in connection therein.

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SUBJECT TO COMPLETION DATED SEPTEMBER 27, 2011

PROSPECTUS

MONARCHY RESOURCES, INC.

25,000,000 SHARES OF COMMON STOCK

Dealer Prospectus Delivery Obligations

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

 The estimated costs of this Offering are as follows:

	Estimated expenses (i)	Amount

●	Accounting and audit	$ 4,050
●	Consulting fees – preparation of registration statement	5,000
●	Filing fees with the SEC – estimated	3
●	Legal	2,500
●	Miscellaneous – printing and courier	200
●	Transfer agent’s fees	1,500

●	Estimated total	$ 13,253

(i)  All amounts are estimates other than the fees to the SEC.

Monarchy is paying all the above noted expenses estimated in this offering. None of the above mentioned expenses will be paid by Guilfred Casimiro nor Marc Mercado.  Nevertheless, selling expenses incurred by either Casimiro or Mercado in selling their shares, including any brokerage commissions or cost of sale, will be paid by them personally.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our two officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Monarchy.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Monarchy, even if they are unsuccessful in defending that action, if the officer or director:

(a)	is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Monarchy, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of Monarchy against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Monarchy, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

Advance of Expenses

As permitted by Chapter 78 of the NRS, we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 20,000,000 shares of our common stock on July 24, 2010 to Guilfred Casimiro and 10,000,000 share of our common stock to Marc Mercado for a total number of shares of 30,000,000; both are executive officers and directors.  These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.001 for total proceeds of $30,000.  These shares are restricted shares as defined in the Securities Act.

EXHIBITS

Index of Exhibits

Exhibit Number	Description of Exhibits

3	Corporate Charter (¹)
3 (i)	Articles of Incorporation. (¹)
3 (ii)	Bylaws.(¹)
5	Opinion of Lawler & Associates, Attorney-at-law with consent to use.(²)
10.1	Assignment Agreement dated June 10, 2010 between Rodelio Mining Ltd. and Monarchy Resources, Inc.(¹)
10.2	Agreement between Action Stock Transfer Corporation and Monarchy Resources, Inc. dated September 15, 2010 (¹)
11	Statement re: Computation of Per Share Earnings (³)
14	Code of Business Ethics (¹)
23.1	Consent of Madsen & Associates, CPA’s Inc., Certified Public Accountants.(³)
23.2	Consent of Angelo Ventura, Professional Engineer.(¹)
99.1	State of Title Certificate prepared by Department of Environment and Natural Resources (DENR) Mines and Geosciences (4)
99.2	Directors’ Consent Resolutions – Ratification of Prior Acts, Actions and Resolutions (4)

(¹)	Previously filed as an exhibit to our Registration Statement on Form S-1 originally filed with the SEC on March 15, 2011.
(²)           Opinion of Lawler & Associates amended.
(³)           Exhibit has been updated.
(4)	Previously filed as an exhibit to our Registration Statement on Form S-1 originally filed with the SEC on July 28, 2011

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manila, Republic of the Philippines, on September 27, 2011.

MONARCHY RESOURCES, INC.

By:	/s/ Guilfred Colcol Casimiro
GUILFORD COLCOL CASIMIRO
Chief Executive Officer, President, and Director

Date:	September 27, 2011

By:	/s/ Marc Andrew Mercado
MARC ANDREW MERCADO
Chief Financial Officer, Chief Accounting Officer Secretary Treasurer and Director

Date:	September 27, 2011

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Guilfred Colcol Casimiro
GUILFORD COLCOL CASIMIRO
Chief Executive Officer, President, and Director

Date:	September 27, 2011

By:	/s/ Marc Andrew Mercado
MARC ANDREW MERCADO
Chief Financial Officer, Chief Accounting Officer Secretary Treasurer and Director

Date:	September 27, 2011